UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     July 19, 2005

ART TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02141 (Zip Code)

Registrant’s telephone number, including area code:          (617) 386-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On July 19, 2005, our board of directors adopted our non-employee director compensation plan. Pursuant to the plan,

•	we pay an annual retainer of $12,500 to our non-employee directors; $2,500 of which is paid in the form of restricted stock;

•	we pay additional payments of $1,500 for each in-person meeting of the board attended by non-employee directors and $1,000 for each in person meeting of a committee of the board attended by non-employee directors and $500 for each teleconference meeting of the board or a committee of the board attended by non-employee directors;

•	in order to compensate committee chairpersons for the additional work imposed by these roles, we provide an additional retainer of $1,875 per full fiscal quarter to each non-employee committee chairperson; and

•	on an annual basis we grant each of our continuing non-employee directors an option to purchase 25,000 shares of common stock which vests quarterly over one year.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: July 22, 2005	By:	/s/ Robert D. Burke
Robert D. Burke
President and Chief Executive Officer